                                                                    EXHIBIT 10.8

                                    AGREEMENT

     This AGREEMENT (the "Agreement") is effective as of and from May 1, 1999 (hereinafter the "Effective Date") by and between American Eco Corporation, an Ontario, Canada corporation whose principal executive offices are in Houston, Texas (the "Company"), and Michael McGinnis ("Executive") of Houston, Texas.

                                    RECITALS

     WHEREAS Executive has served as the President and Chief Executive Officer of the Company since 1993 and has significant management responsibilities in the conduct of the Company's business;

     AND WHEREAS the Board of Directors of the Company has determined that it is in the best interests of the Company to retain the Executive's services and to reinforce and encourage the continued attention and dedication of members of the Company's management, and the Executive to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company or the assertion of claims and actions against the Company, its employees and consultants;

     AND WHEREAS the Company wishes to attract and retain well-qualified Executive and key personnel and to assure itself of the continuity of its management;

     AND WHEREAS the Company recognizes that Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of Executive;

     AND WHEREAS Executive is a key employee of the Company and he acknowledges that his talents and services to the Company are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company;

     AND WHEREAS the Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise; Executive may have concerns about the continuation of his employment status and responsibilities and may be approached by others offering competing employment opportunities; the Company, therefore desires to provide Executive with assurances as to the continuation of his employment status and responsibilities in such event;

     AND WHEREAS the Company further desires to assure Executive that, if a possible or threatened change in control should arise and executive should be involved in deliberations or negotiations in connection therewith, Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and to this end desires to protect Executive from any direct or implied threat to his financial well-being;


Page 1 of 22 - May 31, 1999                                Initials MEM
                                                           DRG

     AND WHEREAS Executive is willing to continue to serve as such but desires assurances that in the event of such a change in control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and, that in the event this turns out not to be the case, he will have fair and reasonable severance protection on the basis of his service to the Company to that time;

     AND WHEREAS both the Company and the Executive recognize the increased risk of litigation and other claims being asserted against officers and directors of companies in today's business environment;

     AND WHEREAS the Bylaws of the Company require the Company to indemnify its directors and officers to the full extent permitted by law;

     AND WHEREAS costs, limits in coverage and availability of director's and officer's liability insurance policies and developments in the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers and have increased the difficulty of attracting and retaining qualified persons to serve as directors and officers of public corporations generally;

     AND WHEREAS in recognition of the Executive's need for substantial protection against liability and to enhance and induce the Executive's continued service to the Company in an effective manner and the Executive's reliance on the Bylaws, and in part to provide the Executive with specific contractual assurance that the protection promised by the Bylaws will be available to the Executive (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the continuing employment of the Executive and the indemnification of, and the advancing of expenses to, the Executive to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of the Executive under the Company's directors' and officers' liability insurance policies;

     AND WHEREAS the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve the Company on the terms and conditions hereinafter provided.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:


Page 2 of 22 - May 31, 1999                                Initials MEM
                                                           DRG

                                   ARTICLE I
                                   ENGAGEMENT

     1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts Employment by the Company for the period and upon the terms and conditions contained in this Agreement.

     1.2  Office and Duties.

          (a) Position. The Executive shall serve the Company as President and Chief Executive Officer, with authority, duties and responsibilities not less than the Executive has on the date of this Agreement, with his actions at all times subject to the direction of the Board of Directors of the Company.

          (b) Commitment. Throughout the term of this Agreement, the Executive shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Subject to the foregoing, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations that are disclosed to the Board of Directors and that will not materially affect the performance of the Executive's duties pursuant to this Agreement.

     1.3 Term. The term of this Agreement shall commence on May 1, 1999 and shall end on the fifth yearly anniversary of the date on which the Board of Directors of the Company acting reasonably notifies the Executive that the Board of Directors has determined to discontinue the automatic daily extension of this Agreement (the period of time between the commencement and the end of this Agreement is referred to herein as the "Term").

     1.4  Compensation.

          (a) Base Salary. The Company shall pay the Executive as compensation an aggregate salary (the "Base Salary") of Three Hundred Thousand Dollars (USD$300,000.00) per year in United States funds per year during the Term, or such greater amount as shall be approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall review the Executive's Base Salary at least annually. The Base Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company.

          (b) Annual Bonus. Each year during the Term, the Executive shall be eligible to participate in an annual bonus pool or profit participation equal in the aggregate to 5% of the Company's net income, which shall mean the consolidated net income of the Company for its fiscal year calculated in accordance with generally accepted accounting principles as applied by the Company's auditors during their annual audit. The Company shall pay the Executive such bonus (the "Annual Bonus") no later than 90 days following the end of the Company's fiscal


Page 3 of 22 - May 31, 1999                                Initials  MEM
                                                           DRG
year. The amount of the Annual Bonus to which the Executive may be entitled shall be determined in advance by the Compensation Committee and shall be described on Appendix A, which shall be attached to this Agreement. Appendix A shall be revised from time to time to reflect the Annual Bonus to which the Executive may be entitled in future years, and a copy of such revised Appendix A shall be provided to the Executive prior to the start of the year for which an Annual Bonus is payable; provided, however, that the amount of the annual Bonus and the conditions for the payment of such amount may not be changed after the start of the fiscal year for which such Annual Bonus is payable.

          (c) Stock Options. The Executive shall be eligible to receive grants of stock options pursuant to the Company's Employee Stock Option Plan, as amended May 20, 1999, and as amended hereafter in amounts (if any) and on terms and conditions to be determined by the Compensation Committee of the Company's Board of Directors.

          (d) Life Insurance. During the Term and subject to the Executive's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a term life insurance policy on the life of the Executive in a face amount equal to $5,000,000. The proceeds from such policy shall be payable as follows: 50% to the Company and 50% to the Executive's estate.

          (e) Disability Insurance. During the Term and subject to the Executive's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the company's expense, a disability insurance policy that will pay the Executive, pursuant to the terms of such policy, an annual disability benefit of $300,000 until the Executive reaches the age of 65.

          (f) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement made available by the Company to its senior executive officers, including but not limited to any hospitalization, medical, dental or pension plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement made available to the Executive shall be deemed to be in lieu of compensation hereunder.

          (g) Automobile Allowance. During the Term, the Executive shall be provided a car or paid a car allowance of $750.00 per month. This amount shall be paid on the first day of each month, and the Company shall also reimburse the Executive for all actual expenses associated with operating and maintaining the Executive's vehicle. The Executive shall submit receipts or other evidence of such expenditures, and the Company shall pay these amounts to the Executive within thirty (30) days of receipt of such documentation.

          (h) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the


Page 4 of 22 - May 31, 1999                                Initials MEM
                                                           DRG

Executive in performing his obligations under this Agreement in accordance with the policies and procedures of the Company for its senior executive officers, provided that the Executive properly accounts therefor in accordance with the regular policies of the Company.

          (i) Vacation. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than four weeks in any calendar year (prorated in any calendar year in which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed).

          (j) Benefits Not in Lieu of Compensation. No benefit or perquisite provided to the Executive shall be deemed to be in lieu of Base Salary, Annual Bonus, or other compensation.

     1.5  Termination.

          (a) Disability. The company may terminate this Agreement for Disability. "Disability" shall exist if because of ill health or physical or mental disability, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Compensation Committee of the Company's Board of Directors, for a period of 180 consecutive days, or if, in any 12-month period, the Executive shall have been unable or unwilling or shall have failed to perform his duties for a period of 270 days, irrespective of whether or not such days are consecutive.

          (b) Cause. The Company may terminate the Executive's employment for Cause. Termination for "Cause" shall mean termination because of the Executive's
(i) willful gross misconduct that causes material economic harm to the Company unless the Executive reasonably believed in good faith that such act or non act was in the best interests of the Company; (ii) final, nonappealable conviction of a felony, or (iii) material breach of any provision of this Agreement. Items
(i) and (iii) of this subsection shall not constitute Cause unless the Company notifies the Executive thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause, and unless the Executive fails to cure such matter within sixty (60) days to the extent cure is possible after such notice is sent or given under this Agreement. The Executive and his counsel shall be permitted to respond and defend himself before the Board of Directors or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause under item (i) or (iii) of this subsection.

          (c) Without Cause. During the Term, the Company may terminate the Executive's employment Without Cause, subject to the provisions of subsection 1.6(d) (Termination Without Cause or for Company Breach). Termination "Without Cause" shall mean termination of the Executive's employment by the Company other than termination for Cause or Disability.


Page 5 of 22 - May 31, 1999                                Initials DRG
                                                           MEM

          (d) Company Breach. The Executive may terminate his employment hereunder for Company Breach. For purposes of this Agreement "Company Breach" shall mean:

               (i) without his express written consent, any material reduction in the authority, duties and responsibilities that the Executive has on the date of this Agreement, or the assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Cause, or retirement or as a result of his death or by the Executive other than for Company Breach or Change in Control;

               (ii) any reduction in the Executive's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time;

               (iii) a relocation of the Company's principal executive offices to any country other than Harris County, Houston, Texas, or any county contiguous thereto or the Company's requiring the Executive to be based anywhere other than Harris County, Houston, Texas, or any country contiguous thereto, except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, or, in the event the Executive consents to any relocation, the failure by the Company (a) to retain a real estate broker, at the Company's expense, and otherwise assist the Executive in selling the Executive's principal residence in Harris County, Houston, Texas, (b) to pay (or reimburse the Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and (c) to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (1) his aggregate investment in such residence or (2) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive's principal residence in connection with any such change of residence;

               (iv) the failure by the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating (or plans providing

Page 6 of 22 - May 31, 1999                                Initials MEM
                                                           DRG
               substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

               (v) any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 4.12 (Binding Effect, Etc.) hereof; or

               (vi) any material breach of this Agreement by the Company;

provided, however, that a material breach of this Agreement by the Company shall not constitute Company Breach unless the Executive notifies the Company in writing of the breach and stating that such breach is grounds for Company Breach, and unless the Company fails to cure such breach within sixty (60) days after such notice is sent or given under this Agreement.

          (e) Change in Control. The Executive may forthwith terminate his employment hereunder at any time or times within twelve (12) months of a Change in Control (defined below):

               "Change in Control" shall mean and shall be deemed to mean any of the following:

                    (1) any consolidation, sale, or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                    (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

                    (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;


Page 7 of 22 - May 31, 1999                                Initials MEM
                                                           DRG

                    (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Company's Board of Directors by the individuals (the "Continuing Directors" who, (x) at the date of this Agreement were directors or,
                    (y) become directors after the date of this Agreement and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

                    (5) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election; or

                    (6) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (USA), as amended) of an aggregate of 15% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who beneficially owned less than 10% of the voting power of the Company's outstanding voting securities on the date hereof, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company's outstanding voting securities on the date hereof; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (w) the Executive, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or

                    (7) pursuant to applicable Canadian and/or United States of America Bankruptcy or Insolvency laws, in a Chapter 11 Bankruptcy proceeding (US Bankruptcy Code) the appointment of a trustee, receiver, monitor, liquidator or the conversion of a case involving the Company to a case under Chapter 7 (US Bankruptcy Code).

Page 8 of 22 - May 31, 1999                                Initials MEM
                                                           DRG

          (f) Without Good Reason. During the Term, at any time or times, the Executive may terminate his employment Without Good Reason effective immediately. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach or as a result of a Change in Control.

          (g) Explanation of Termination of Employment. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Employment"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if the Company has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Executive has terminated the Agreement).

          (h) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given under this Agreement.

     1.6  Compensation During Disability or Upon Termination.

          (a) During Disability. During any period that the Executive fails to perform his duties hereunder because of Disability, he shall continue to receive his full Base Salary and benefits pursuant to Section 1.4 (Compensation) until the Date of Termination.

          (b) Termination for Disability. If the Company shall terminate the Executive's employment for Disability, then the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid, except that the Company shall continue to provide the Executive with the benefits set forth in Section 1.6(f) (Employee Benefits) for the period described therein. The Company also shall make any additional payments necessary to provide the disability benefits set forth in
Section 1.4(e) (Disability Insurance) above.

          (c) Termination for Cause or Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate his employment Without Good Reason, then the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid, except as may otherwise be provided under the terms of any employee benefit programs in which the Executive is participating.

          (d) Termination Without Cause or for Company Breach. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then the Company shall pay to the Executive as severance


Page 9 of 22 - May 31, 1999                                Initials MEM
                                                           DRG
pay in a lump sum no later than the 15th day following the Date of Termination, the following amounts:

               i) any payment of the Base Salary (at the rate in effect as of the Date of Termination) and Annual Bonus which has already become payable, but has not yet been paid, through to the Date of Termination; and

               ii) his Annual Bonus for the fiscal year in which the Date of Termination occurs, as pro-rated through to the Date of Termination. If such Annual Bonus is dependent upon financial results for the fiscal year that are unknown at the Date of Termination, his Annual Bonus received for the past fiscal year shall substitute as his Annual Bonus for the fiscal year in which the Date of Termination occurs; and

               iii) in lieu of any further Base Salary and Annual Bonus for the five (5) year period subsequent to the Date of Termination, an amount equal to the product of (A) the sum of the Executive's Base Salary at the rate in effect as of the Date of Termination, plus the average Annual Bonus paid to the Executive during the preceding two (2) years, (or such shorter period for which any Annual Bonus has been paid), multiplied by (B) the number five (5).

          The Company shall also continue to provide the Executive with the employee benefits set forth in Section 1.6(f) (Employee Benefits) for the period described therein.

          If the Executive terminates his employment for Company Breach based upon a reduction by the Company of the Executive's Base Salary, then for purposes of this Section 1.6(d) (Termination Without Cause or for Company Breach), the Executive's Base Salary as of the Date of Termination shall be deemed to be the Executive's Base Salary immediately prior to the said reduction that the Executive claims as grounds for Company Breach.

          (e) Termination Upon a Change in Control. If the Executive terminates his employment after a Change in Control pursuant to Section 1.5(e) (Change in Control), then the Company shall pay to the Executive as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within fifteen (15) days after termination, an amount equal to the amounts provided in Section 1.6(d) (i), (ii) and (iii) above. In addition, if the Executive is liable for the payment of any excise or GST taxes (the "Basic Excise Tax") because of Section 4999 of the Internal Revenue Code of 1986 (USA), as amended (the "Code"), and the Revenue Canada regulations, or any successor or similar provisions, with respect to any payments or benefits received or to be received from the Company or its affiliates, or any successor to the Company or its affiliates, whether provided under this Agreement or otherwise, the Company shall pay the Executive an amount (the "Special Reimbursement") which, after payment by the Executive (or on the Executive's behalf) of any federal, state, provincial, and local taxes applicable thereto, including, without limitation, any


Page 10 of 22 - May 31, 1999                               Initials MEM
                                                           DRG
further excise tax under such Section 4999 of the Code, Revenue Canada regulations, on, with respect to or resulting from the Special Reimbursement, equal to the net amount of the Basic Excise Tax. The determination of the amount of the payment described in this Section 1.6(e) shall be made by the Company's independent auditors.

          (f) Employment Benefits. Unless the Company terminates the Executive's employment for Cause or the Executive terminates his employment Without Good Reason, the Company shall maintain in full force and effect, for the continued benefit of Executive and, if applicable, his wife and children, the employee benefits set forth in Sections 1.4(d) (Life Insurance) and 1.4(e) (Disability Insurance), and any hospitalization, medical and dental coverage included in Section 1.4(f) (Fringe Benefits and Perquisites) above that he was entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the Term or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, with the full amount of any applicable premiums to be borne by the Company.

          (g) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation During Disability or Upon Termination) by seeking other employment's or otherwise.

          (h) Survival of Stock Options. Notwithstanding any of the foregoing relative to Termination the Company agrees that any stock options granted to the Executive shall remain in force for a period of not less than twelve (12) months following the date of termination.

          (i) Liquidated Claim. The parties agree that any payments stipulated hereunder constitute a reasonable estimate of the damages which would be incurred in the event of termination of the employment of the Executive and in no event shall such payments be construed as a penalty.

          (j) All stock options and awards to which the Executive is entitled will immediately vest and the time for exercising any option will be the later of as specified in the plan or pursuant to subparagraph (h) above as if the Executive were still employed by the Company; provided however if the immediate vesting of all benefits under the plan is not permitted by the plan, then the benefits will be vested only to the extent authorized or permitted by the plan.

          (k) If Executive elects to treat the termination as retirement then on the Date of Termination, the Executive shall be deemed to have retired from the Company. At that time, or at such later time as he may elect consistent with the terms of any applicable plan or benefit, in order to receive benefits or avoid or minimize any applicable early pension reduction provisions, he shall be entitled to commence to receive total combined qualified and non-qualified retirement benefits to which he is entitled hereunder; or, his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan or


Page 11 of 22 - May 31, 1999                               Initials MEM
                                                           DRG
salaried employees he is not entitled to a qualified benefit. Executive may treat the termination as termination other than "retirement" if Executive so elects and may defer "retirement" to a later date if permitted by any applicable plan.

     1.7 Death of Executive. If the Executive dies prior to the expiration of this Agreement, the obligations under this Agreement shall automatically terminate and all compensation to which the Executive is or would have been entitled hereunder (including without limitation under Sections 1.4(a) (Base Salary) and 1.4(b) (Annual Bonus)) shall terminate as of the end of the month in which the Executive's death occurs; provided, however, that (i) the Company shall pay to the Executive's estate, as soon as practicable, a prorated Annual Bonus in accordance with the Company's annual bonus plan; (ii) for the balance of the Term, the Executive's wife and children shall be entitled to continue participation in the Company's group hospitalization, medical and dental plans (if any), with the full amount of any premium to be borne by the Company; (iii) the Executive's named beneficiary or beneficiaries shall receive the benefits payable pursuant to Section 1.4(d) (Life Insurance) hereof and such reimbursement as may have been due to the Executive pursuant to Section 1.4(h) (Payment and Reimbursement of Expenses) hereof; and (iv) the Company shall pay to the Executive's estate within thirty (30) days of his decease an amount equal to one time the Annual Base Salary.

     1.8 Confidentiality of Settlement. The parties hereto agree that any payment pursuant to this Article shall remain confidential as between them and shall not be disclosed by any of them to any person, corporation, group or organization whatsoever with the exception of each party's legal and financial advisors and except as may be required by the Toronto Stock Exchange, Nasdaq or by applicable laws.


                                    ARTICLE 2

                       NON-COMPETITION AND CONFIDENTIALITY

     2.1  Non-Competition.

          (a) Description of Proscribed Actions. Throughout the Executive's employment during the term of this Agreement and, unless the within Agreement is not mutually renewed at the end of its term, or unless the within Agreement terminates pursuant to Section 1.5(a) (Disability), Section 1.5(c) (Without Cause). Section 1.5(d) (Company Breach), or Section 1.5(e) (Change in Control), for a period of two (2) years after termination of the Executive's employment within Canada and the United States of America, in consideration for Company's obligations and the payment of all sums due hereunder, including without limitation the Company's disclosure (pursuant to Section 2.2(b) (Obligation of The Company) below) of Confidential Information and the Company's agreement to indemnify the Executive (pursuant to Article 3 (Indemnification) hereof), the Executive shall not:


Page 12 of 22 - May 31, 1999                               Initials MEM
                                                           DRG

               (i) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render or render services or advice to, any Competing Business (as defined in Section 2.1(d) below); provided, however, that the Executive may invest in the securities of any enterprise if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 (USA) and (y) the Executive does not beneficially own (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% percent of the outstanding capital stock of such enterprise;

               (ii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid) stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates (as defined in Section 2.1(d) below); or

               (iii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of the Company or any Affiliate thereof, (ii) induce or otherwise counsel, advise or encourage any employee of the Company or any Affiliate thereof to leave the employment of the Company or any Affiliate thereof, or
               (iii) induce any representative or agent of the Company or any Affiliate thereof to terminate or modify its relationship with the Company or such Affiliate.

          (b) Nature of Restrictions. The Executive acknowledges that the business of the Company and its Affiliates is in Canada and the United States of America and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its Affiliates' investment in their businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the business of the Company and its Affiliates, the Executive's reputation in the markets for the Company's and its Affiliates' businesses and the Executive's relationship with the suppliers, customers and clients of the Company and its Affiliates. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor and the other opportunities that remain open to the Executive. Moreover, the Executive acknowledges that he has other means available to him for the pursuit of his livelihood.

 Page 13 of 22 - May 31, 1999                              Initials MEM
                                                           DRG

          (c) Competing Business. "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or other entity engaged in the industrial maintenance services and specialty fabrication businesses in Canada and the United States of America market areas in which the Company or any of its Affiliates does business at any time during the Executive's employment with the Company.

          (d) Affiliate. When used with reference to the Company, "Affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company.

     2.2  Confidentiality. For the purposes of this Section 2.2
(Confidentiality), the term "the Company" shall be construed also to include any and all subsidiaries or Affiliates of the Company.

          (a) Confidential Information. "Confidential Information" shall mean information that is used in the Company's business and

               (i)  is proprietary to, about or created by the Company;

               (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

               (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

               (iv) is designated as Confidential Information by the Company.

          Confidential Information shall not include information publicly known (other than as a result of a disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

          (b) Obligation of The Company. During the Term, the Company shall provide access to, or furnish to, the Executive Confidential Information of the Company necessary to enable the Executive properly to perform his obligations under this Agreement.

          (c) Non-Disclosure. The Executive acknowledges, understands and agrees that all Confidential Information, whether developed by the Company or others or whether developed by the Executive while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and
(i) shall not be disclosed to any person other than employees of the Company and professionals engaged on behalf of the Company (and any one else who has a need to know), and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from

Page 14 of 22 - May 31, 1999                               Initials MEM
                                                           DRG
unintentional disclosure and (iii) shall not be used for the Executive's personal benefit. Subject to the terms of the preceding sentence, the Executive shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

     2.3 Injunctive Relief. Because of the Executive's experience and reputation in the industries in which the Company operates, and because of the unique nature of the Confidential Information, the Executive acknowledges, understands and agrees that the Company will suffer immediate and irreparable harm if the Executive fails to comply with any of his obligations under Article 2 (Non-Competition and Confidentiality) of this Agreement, and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Executive agrees that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Non-Competition and Confidentiality), without the necessity of proving inadequacy of legal remedies or irreparable harm.

                                    ARTICLE 3

                                 INDEMNIFICATION

     3.1  Basic Indemnification Arrangement.

          (a) Claims Arising from Executive's Position with the Company. In addition to any separate agreements between the Executive and the Company relating to indemnification, the Company will indemnify and hold harmless the Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which the Executive is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any subsidiary or affiliate of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition.

          (b) Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control, or under other circumstances even when a Change in Control has not occurred, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take other action to deny Executive the benefits intended under this Agreement, or actions may be taken to enforce the non-competition or confidentiality provisions of this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that Executive not be required to incur the legal fees and expenses associated with the protection or enforcement


Page 15 of 22 - May 31, 1999                               Initials MEM
                                                           DRG
of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date of this Agreement, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable, that Executive has violated the terms of this Agreement, or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so, or is withholding payments or benefits, or is threatening to withhold payments or benefits, contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice at the expense of the company to represent him in connection with the protection and enforcement of his rights hereunder including, without limitation, representation in connection with termination of his employment or withholding of benefits or payments contrary to this Agreement or with the initiation or defense of any litigation or any other legal action, whether by or against the Executive or the Company or any Director, Officer, stockholder or other person affiliated with the Company, in any jurisdiction. Company is not authorized to withhold the periodic payment of attorney's fees and expenses hereunder based upon any belief or assertion by the Company that Executive has not acted in good faith or has violated this Agreement. If Company subsequently establishes that Executive was not acting in good faith and has violated this Agreement, Executive will be liable to the Company for reimbursement of amounts paid due to Executive's actions not based on good faith and in violation of this Agreement. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company, on a regular, periodic basis within thirty (30) days after presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $250,000.00

          (c) Liability Insurance. During the Term, the Company agrees to continue on the Executive's behalf, directors and officers insurance or any other indemnity policy presently carried on behalf of the Executive, and further agrees to supplement any such existing policy to cover all actions taken by the Executive in connection with his employment by the Company.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Page 16 of 22 - May 31, 1999                              Initials MEM
                                                           DRG

     4.2 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     4.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

                        If to the Executive:

                               Michael E. McGinnis
                               15226 Jones Road
                               Houston, Texas 77070
                               U.S.A.

                        If to the Company:

                               American Eco Corporation
                               11011 Jones Road
                               Houston, Texas 77070 U.S.A.
                               Attn:    Vice-President

                        And to:

                               American Eco Corporation
                               154 University Avenue, Suite 200
                               Toronto, Ontario M5H 3Y9
                               Attn: The Chairman

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

     4.4 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Page 17 of 22 - May 31, 1999.                              Initials MEM
                                                           DRG

     4.5 Partial Invalidity. In the event that any part, portion, paragraph, clause, article or section of this Agreement is found to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be binding upon the parties hereto and the Agreement will be construed to give meaning to the remaining provisions of this Agreement in accordance with the intent of this Agreement.

     4.6 Effect of Prior Agreements. On and as of 12:00 o'clock noon of the Effective Date all prior employment and non-competition contracts between Company and Executive are hereby amended, modified and superseded by this Agreement insofar as future employment, compensation, non-competition, confidentiality, accrual of payments or any form of compensation or benefits from the Company are concerned. This Agreement does not release or relieve Company from its liability or obligation with respect to any compensation, payments, or benefits already accrued to Executive, nor to any vesting of benefits or other rights which are attributable to length of employment, seniority or other such matters. This agreement does not relieve Executive of any prior non-competition or confidentiality obligations and agreements and the same are hereby modified and amended as to future matters and future confidentiality even as to matters accruing prior to the Effective Date hereof.

     4.7 Headings: Index. The headings of paragraphs and Index of Defined Terms herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     4.8 Applicable Law and Jurisdiction. This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes, relating to this Agreement and all of the rights and obligations created hereby. The parties hereto hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

     4.9 Injunctive Relief. In the event that the Company breaches any of the terms of the within agreement the Company acknowledges that the Executive shall have in addition to any other remedies available to him either in law or in equity the right to seek injunctive relief in court as provided for Company in
Section 2.3 (Injunctive Relief) of this Agreement and further Executive inter alia has the right to a judicial determination that he should be indemnified by the Company (as provided for in Section 3 of this Agreement).

     4.10 Survival. The covenants and agreements of the parties set forth in
Article 2 (Non-Competition and Confidentiality), Article 3 (Indemnification),
Article 4 (Miscellaneous) and Article 5 (Additional) are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

     4.11 No Duplication of Payments: Subrogation. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Executive to the extent the Executive have otherwise actually received payment (under any insurance



Page 18 of 22 - May 31, 1999                               Initials MEM
                                                           DRG
policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder. In the event the Executive actually receives payment (under any insurance policy, Bylaw or otherwise) of any amount with respect to which the Company has already indemnified or subsequently indemnifies the Executive, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     4.12 Binding Effect. Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Executive continues to serve as an employee of the Company. If the company should split, divide or otherwise become more than one entity, all liability and obligations of the Company shall be the joint and several liability and obligations of all of the entities.

     4.13 Contribution. If the indemnity contained in this Agreement is unavailable or insufficient to hold the Executive harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Executive in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Executive on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

     4.14 The Recitals are an integral part of the within Agreement.

     4.15 Further Assurances. The parties hereto shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts and documents as shall be reasonably required to accomplish the intention of this Agreement.

     4.16 Wherever any monetary amount is to be determined or specified in any notice permitted or required to be given under this Agreement, or where any monetary amount is to be determined for any purpose hereunder, such amount shall be quoted or stated as the case may be in U.S. dollars.




Page 19 of 22 - May 31, 1999                               Initials MEM
                                                           DRG

     4.17 Company. Company means American Eco Corporation, an Ontario corporation, as the same presently exists, as well as any and all successors, regardless of the nature of the entity or the province, state or nation of organization, whether by reorganization, merger, consolidation, absorption or dissolution.

     4.18 Non-Exclusive Agreement. The specific arrangements referred to herein are not intended to exclude or limit Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the company at any time, or to limit or reduce any compensation or benefits to which Executive would be entitled but for this Agreement.

     4.19 Non-Alienation. The Executive shall not have any right to pledge hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. Upon the death of the Executive, his Executors, Administrators, devisees and heirs, in that order, shall have the right to enforce the provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive have signed this Agreement, all as of the day and year first above written.


                                       AMERICAN ECO CORPORATION


                                       By: /s/ J.C. PENNIE
                                          -------------------------------------
                                             Name   J.C. Pennie
                                             Title: Chairman
                                       I have authority to bind the Corporation


                                       By: /s/ DON. R. GETTY
                                          --------------------------------------
                                            Hon. Donald Getty,
                                            Chairman, Compensation Committee
                                            & Director

                                          /s/ MICHAEL E. MCGINNIS
                                          --------------------------------------
                                          Michael E. McGinnis

Page 20 of 22 - May 31, 1999                               Initials MEM
                                                           DRG

                             INDEX OF DEFINED TERMS


TERM                                                            SECTION
----                                                            -------
Affiliate                                                       2.1(e)

Agreement                                                       Preamble

Additional Compensation                                         1.4(b)

Base Salary                                                     1.4(a)

Cause                                                           1.5(b)

Change in Control                                               1.5(e)

Company                                                         Preamble

Company Breach                                                  1.5(d)

Competing Business                                              2.1(d)

Confidential Information                                        2.2(a)

Date of Termination                                             1.5(h)

Executive & his Management Designee                             Preamble

Executive & his Management Designee Claims                      4.4

Explanation of Termination of employment                        1.5(g)

Notice of Termination                                           1.5(g)

Term                                                            1.3

Without Cause                                                   1.5(c)

Without Good Reason                                             1.5(f)



Page 21 of 22 - May 31, 1999                               Initials MEM
                                                           DRG

                                   APPENDIX A


                      CALCULATION OF THE ANNUAL BONUS POOL



Subject to the adequacy of the Company's Annual Bonus Pool, the Executive shall be paid an Annual Bonus which shall be determined and paid on or before February 28th in each year, for the fiscal year ended the preceding November 30th, as set forth below:


     50% of the Executive's Base Salary if the Company's earning per share are equal to or greater than budget of US$0.30 up to US$0.50 per share; or

     100% of the Executive's Base Salary if the Company's earning per share are equal to or greater than US$0.51 to US$1.00 per share; or

     150% of the Executive's Base Salary if the Company's earning per share are equal to or greater than US$1.01 to US$1.50 per share; or

     200% of the Executive's Base Salary if the Company's earnings per share are equal to or greater than US$1.51 per share.

Page 22 of 22 - May 31, 1999                               Initials MEM
                                                           DRG